Exhibit 23.1 - Consent of Auditor

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the registration statement on Form S-1 of EnzymeBioSystems of our report dated July 7, 2009 on our audit of the financial statements of EnzymeBioSystems as of June 30, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on June 26, 2009 through June 30, 2009.


/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
July 16, 2009


                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501

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